First M&F Corp. Investor Information
CONTACT:  John G. Copeland
                      EVP & Chief Financial Officer
                      (662) 289-8594

July 19, 2010

FOR IMMEDIATE RELEASE

First M&F Announces Results: Q2, 2010 $0.09 per common share vs. Q2, 2009 ($0.61) per common share loss.  YTD, 2010 Earnings of $1.239 million vs. YTD, 2009 ($32.587) million loss

KOSCIUSKO, Miss. - First M&F Corp. (NASDAQ: FMFC) reported today a net profit for the quarter ended June 30, 2010 of $1.272 million. Net income for the quarter allocated to common shareholders was $.826 million, or $.09 basic and diluted earnings per share, compared to the first quarter of 2010 earnings of $.413 million, or $.05 basic and diluted earnings per share and a loss of $5.498 million, or $(.61) basic and diluted earnings per share for the second quarter of 2009

Hugh Potts, Jr., Chairman and CEO commented, “The arduous course of the last two and one half years shows signs of incremental progress and some abatement of old and new credit issues. While there remains stress upon borrowers, which causes challenges to M&F as a company, the progress in numbers is encouraging both by comparison and trend.”

Net Interest Income

Reported net interest income was up by 5.62% compared to the second quarter of 2009, with the net interest margin increasing to 3.40% on a tax equivalent basis in the second quarter of 2010 as compared to 3.16% in the second quarter of 2009. The significant contributor to the increase in net interest income year over year was the improvement in spreads, primarily due to lower cost of funds followed by a trend downward in new nonaccrual loans. The net interest margin for the first quarter of 2010 was 3.16% as compared to 3.28% for the fourth quarter of 2009 and 3.40% for the third quarter of 2009. Loan yields increased to 6.06% in the second quarter of 2010 from 5.70% in the second quarter of 2009, affected positively by fewer new nonaccrual loans. Loan yields increased from the first quarter of 2010 to the second quarter as well. Average loans, including loans held for sale, were $1.045 billion for the second quarter of 2010 as compared to $1.068 billion for the first quarter of 2010 and $1.138 billion during the second quarter of 2009. Loans decreased by $4.3 million in the second quarter of 2010 and fell by $15.9 million in the first quarter.  Mr. Potts stated, “The trends of interest lost to non-accrual, delinquencies and new problem credits are all improving. The credit cycle has not yet run its course, but clearly we are well advanced. The halting, tepid recovery adds to the challenges of credit remediation and growth in new business.”

Deposit costs decreased in the second quarter of 2010 from the first quarter of 2010 and from the second quarter of 2009, in response to the continuing low rate environment. Deposit costs were 1.75% in the second quarter of 2010 as compared to 2.19% in the second quarter of 2009. Deposits fell by $30.2 million during the second quarter of 2010 but have grown $34.3 million since the second quarter of 2009. Management plans to continue to focus on core deposit growth for 2010 to encourage relationship-driven deposits as a stable source of low cost funding.

Loans as a percentage of assets were 66.19% at June 30, 2010 as compared to 68.16% at June 30, 2009 and 63.64% at December 31, 2009. Loans fell by 6.29% since the second quarter of 2009 while deposits grew by 2.62%.

Non-interest Income

Non-interest income, excluding securities transactions and impairment of investments, for the second quarter of 2010 fell by 9.28% compared to the second quarter of 2009, with deposit-related income down 8.75%.  Insurance agency commissions were down by 2.30%.

A major part of non-interest income is from deposit sources. Although down overall, deposit revenues continue to be supported by debit card fee income, which was flat in the second quarter of 2010 compared to the second quarter of 2009, while overdraft fee income decreased by 11.81%.

Non-interest Expenses

Non-interest expenses were down by 15.64% in the second quarter of 2010 as compared to the second quarter of 2009 largely due to lower foreclosed property expenses and cost-savings initiatives put in place in late 2009 and early 2010, including the closure of seven branch locations.  As part of the expense initiatives, salaries and benefits expenses fell by 5.55% quarter over quarter.

Credit Quality

Annualized net loan charge-offs as a percent of average loans for the second quarter of 2010 were 2.01% as compared to 6.87% for the same period in 2009.  Net charge-offs totaled $5.194 million for the quarter versus $19.378 million a year ago and $5.179 million in the first quarter of 2010.  Non-accrual and 90-day past due loans as a percent of total loans were 3.58% at the end of the second quarter of 2010 as compared to 7.19% at the end of the 2009 quarter. The allowance for loan losses as a percentage of loans was 1.76% at June 30, 2010 as compared to 2.83% at June 30, 2009. The provision for loan losses fell to $2.380 million in the second quarter of 2010 from $9.195 million in the second quarter of 2009 as the pace of loan impairments trended downward.  Mr. Potts commented, “Non-accrual loans have fallen to $35.6 million from $44.5 million at year end and $74.4 million a year ago. Year-to-date 2010 losses have fallen to $10.4 million from $22.6 million in 2009 and year-to-date provision expense has fallen to $4.7 million from $29.0 million a year ago.” Commenting further, Mr. Potts said, “There is a clear distinction between substantive progress in a credit cycle and normal credit trends in linked quarters. There is a distinction between unsubstantiated optimism and clearing indices. We are grateful for every encouraging trend and committed to a continuation of improved performance and increasing shareholder value.”

Balance Sheet

Total assets at June 30, 2010 were $1.568 billion as compared to $1.663 billion at the end of 2009 and $1.625 billion at June 30, 2009. Total loans were $1.038 billion compared to $1.058 billion at the end of 2009 and $1.108 billion at June 30, 2009. Deposits were $1.344 billion compared to $1.388 billion at the end of 2009 and $1.310 billion at June 30, 2009. Total capital was $107.7 million or $8.68 in book value per common share at June 30, 2010. Mr. Potts further added, “M&F is building capital in modest proportions. The margin for error or misstep is slight.  The difficulties facing us are not vanquished.” In closing Mr. Potts said, “There is a renewing sense of accomplishment, optimism and quiet, confident focus among the M&F Family as we strive to finish the cleanup and build momentum. The building of value is real; we trust it will be rewarded sooner rather than later.”

About First M&F Corporation

First M&F Corp., the parent of M&F Bank, is committed to proceed with its mission of making the mid-south better through the delivery of excellence in financial services to 33 communities in Mississippi, Alabama, Tennessee and Florida.

Caution Concerning Forward-Looking Statements

This document includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to changes in economic, business, competitive, market and regulatory factors. More detailed information about those factors is contained in First M&F Corporation's filings with the Securities and Exchange Commission.

First M&F Corporation
Condensed Consolidated Statements of Condition (Unaudited)
(In thousands, except share data)
	June 30	December 31	June 30
	2010	2009	2009
Cash and due from banks	34,213	42,446	42,128
Interest bearing bank balances	53,449	84,810	6,108
Federal funds sold	31,000	70,000	16,700
Securities available for sale (cost of $275,867, $280,470 and $326,902)	282,508	284,550	330,925
Loans held for sale	4,484	10,266	4,897

Loans	1,038,115	1,058,340	1,107,741
Allowance for loan losses	18,301	24,014	31,323
Net loans	1,019,814	1,034,326	1,076,418

Bank premises and equipment	41,659	42,919	44,215
Accrued interest receivable	6,572	7,598	8,639
Other real estate	31,231	23,578	22,575
Goodwill	0	0	16,772
Other intangible assets	5,226	5,439	5,653
Other assets	58,234	57,036	50,293
Total assets	1,568,390	1,662,968	1,625,323

Non-interest bearing deposits	227,825	228,579	181,163
Interest bearing deposits	1,115,986	1,159,684	1,128,384
Total deposits	1,343,811	1,388,263	1,309,547

Federal funds and repurchase agreements	17,045	8,642	6,780
Other borrowings	58,874	122,510	135,975
Junior subordinated debt	30,928	30,928	30,928
Accrued interest payable	1,831	2,933	3,007
Other liabilities	8,194	5,062	6,429
Total liabilities	1,460,683	1,558,338	1,492,666

Preferred stock, 30,000 shares issued and outstanding	28,964	28,838	28,717
Common stock, 9,069,346, 9,069,346 and 9,069,346 shares issued & outstanding	45,347	45,347	48,544
Additional paid-in capital	31,932	31,926	28,721
Nonvested restricted stock awards	743	734	747
Retained earnings	(1,529)	(2,595)	25,906
Accumulated other comprehensive income	2,249	379	21
Total First M&F Corp equity	107,706	104,629	132,656
Noncontrolling interests in subsidiaries	1	1	1
Total equity	107,707	104,630	132,657
Total liabilities & equity	1,568,390	1,662,968	1,625,323

First M&F Corporation and Subsidiary
Condensed Consolidated Statements of Income (Unaudited)
(In thousands, except share data)
	Three Months Ended June 30		Six Months Ended June 30
	2010	2009	2010	2009
Interest and fees on loans	15,687	16,076	31,075	33,349
Interest on loans held for sale	46	37	124	116
Taxable investments	2,032	2,495	4,077	4,811
Tax exempt investments	392	536	822	1,098
Federal funds sold	24	14	50	39
Interest bearing bank balances	41	2	86	8
Total interest income	18,222	19,160	36,234	39,421

Interest on deposits	4,971	6,106	10,161	12,491
Interest on fed funds and repurchase agreements	15	24	34	57
Interest on other borrowings	846	1,272	1,912	2,775
Interest on subordinated debt	492	493	988	989
Total interest expense	6,324	7,895	13,095	16,312

Net interest income	11,898	11,265	23,139	23,109
Provision for possible loan losses	2,380	9,195	4,660	29,035
Net interest income (expense) after loan loss	9,518	2,070	18,479	(5,926)

Service charges on deposits	2,566	2,812	5,046	5,334
Mortgage banking income	469	592	812	960
Agency commission income	935	957	1,833	1,928
Fiduciary and brokerage income	144	136	265	252
Other income	558	653	1,517	1,864
Other-than-temporary impairment on securities, net of $0, $218, $154 and $218 charged to other comprehensive income	(164)	(175)	(366)	(175)
Gains on AFS securities	708	1	1,712	1
Total noninterest income	5,216	4,976	10,819	10,164

Salaries and employee benefits	6,893	7,298	13,718	14,460
Net occupancy expense	977	1,066	1,946	2,174
Equipment expenses	658	734	1,309	1,489
Software and processing expenses	417	467	819	993
FDIC insurance assessments	839	1,339	1,685	1,815
Foreclosed property expenses	419	1,526	875	2,282
Goodwill impairment	-	-	-	15,800
Intangible asset amortization and impairment	106	105	213	1,474
Other expenses	3,033	3,280	6,186	6,369
Total noninterest expense	13,342	15,815	26,751	46,856

Net income (loss) before taxes	1,392	(8,769)	2,547	(42,618)
Income tax expense (benefit)	120	(3,660)	421	(10,252)
Net income (loss)	1,272	(5,109)	2,126	(32,366)
Net income (loss) attributable to noncontrolling interests	0	2	1	(14)
Net income (loss) attributable to First M&F Corp	1,272	(5,111)	2,125	(32,352)

Earnings Per Common Share Calculations:
Net income (loss) attributable to First M&F Corp	1,272	(5,111)	2,125	(32,352)
Dividends and accretion on preferred stock	439	439	876	593
Net income (loss) applicable to common stock	833	(5,550)	1,249	(32,945)
Earnings (loss) attributable to participating securities	7	(52)	10	(358)
Net income (loss) allocated to common shareholders	826	(5,498)	1,239	(32,587)

Weighted average shares (basic)	9,069,346	9,065,390	9,069,346	9,064,374
Weighted average shares (diluted)	9,069,346	9,065,390	9,069,346	9,064,374
Basic earnings (loss) per share	$0.09	$(0.61)	$0.14	$(3.60)
Diluted earnings (loss) per share	$0.09	$(0.61)	$0.14	$(3.60)

First M&F Corporation
Financial Highlights
	YTD Ended	YTD Ended	YTD Ended	YTD Ended
	June 30	December 31	June 30	December 31
	2010	2009	2009	2008
Performance Ratios:
Return on assets (annualized)	0.26%	-3.63%	-4.01%	0.03%
Return on equity (annualized) (a)	4.06%	-42.97%	-45.28%	0.37%
Return on common equity (annualized) (a)	3.29%	-53.73%	-54.23%	0.37%
Efficiency ratio	77.42%	89.87%	86.92%	72.77%
Net interest margin (annualized, tax-equivalent)	3.28%	3.29%	3.25%	3.67%
Net charge-offs to average loans (annualized)	2.00%	4.50%	3.97%	0.75%
Nonaccrual loans to total loans	3.41%	4.17%	6.69%	1.74%
90 day accruing loans to total loans	0.17%	0.23%	0.50%	0.48%

	QTD Ended	QTD Ended	QTD Ended	QTD Ended
	June 30	March 31	December 31	September 30
	2010	2010	2009	2009
Per Common Share (diluted):
Net income (loss)	0.09	0.05	(3.03)	(0.06)
Cash dividends paid	0.01	0.01	0.01	0.01
Book value	8.68	8.37	8.36	11.57
Closing stock price	3.86	3.15	2.21	3.75

Loan Portfolio Composition: (in thousands)
Commercial, financial and agricultural	130,657	123,476	120,415	124,836
Non-residential real estate	615,571	626,025	643,804	677,777
Residential real estate	196,547	195,862	195,361	197,760
Home equity loans	41,254	43,043	44,560	44,250
Consumer loans	44,998	44,788	44,586	44,318
Other loans	9,088	9,235	9,614	10,167
Total loans	1,038,115	1,042,429	1,058,340	1,099,108

Deposit Composition: (in thousands)
Noninterest-bearing deposits	227,825	217,683	228,579	196,999
NOW deposits	312,828	331,066	309,545	294,303
MMDA deposits	145,798	141,203	161,570	155,858
Savings deposits	114,426	113,367	112,764	112,370
Core certificates of deposit under $100,000	278,177	289,525	290,602	283,531
Core certificates of deposit $100,000 and over	245,182	262,335	266,131	297,347
Brokered certificates of deposit under $100,000	5,322	6,033	7,284	7,028
Brokered certificates of deposit $100,000 and over	14,253	12,786	11,788	9,381
Total deposits	1,343,811	1,373,998	1,388,263	1,356,817

Nonperforming Assets: (in thousands)
Nonaccrual loans	35,603	42,148	44,549	69,019
Other real estate	31,231	31,460	23,578	28,114
Investment securities	660	795	825	610
Total nonperforming assets	67,494	74,403	68,952	97,743
Accruing loans past due 90 days or more	1,799	2,092	2,479	6,351
Restructured loans (accruing)	15,374	6,759	4,620	3,664
Total nonaccrual loan to loans	3.41%	4.01%	4.17%	6.24%
Total nonperforming credit assets to loans and ORE	6.22%	6.80%	6.24%	8.57%
Total nonperforming assets to assets ratio	4.30%	4.58%	4.15%	5.83%

Allowance For Loan Loss Activity: (in thousands)
Beginning balance	21,115	24,014	32,695	31,323
Provision for loan loss	2,380	2,280	15,761	4,805
Charge-offs	(5,706)	(5,928)	(24,556)	(3,597)
Recoveries	512	749	114	164
Ending balance	18,301	21,115	24,014	32,695

First M&F Corporation
Financial Highlights
	QTD Ended	QTD Ended	QTD Ended	QTD Ended
	June 30	March 31	December 31	September 30
	2010	2010	2009	2009
Condensed Income Statements: (in thousands)

Interest income	18,222	18,012	19,486	19,926
Interest expense	6,324	6,771	7,299	7,628
Net interest income	11,898	11,241	12,187	12,298
Provision for loan losses	2,380	2,280	15,761	4,805
Noninterest revenues	5,216	5,603	4,425	5,381
Noninterest expenses	13,342	13,409	34,876	14,140
Net income (loss) before taxes	1,392	1,155	(34,025)	(1,266)
Income tax expense (benefit)	120	301	(6,715)	(1,137)
Noncontrolling interest	0	1	1	7
Net income (loss)	1,272	853	(27,311)	(136)
Preferred dividends	439	437	436	435
Net income (loss) applicable to common stock	833	416	(27,747)	(571)
Earnings (loss) attributable to participating securities	7	3	(259)	9
Net income (loss) allocated to common shareholders	826	413	(27,488)	(580)

Tax-equivalent net interest income	12,180	11,554	12,537	12,670

Selected Average Balances: (in thousands)
Assets	1,598,285	1,638,761	1,676,504	1,646,710
Loans held for investment	1,038,148	1,056,177	1,093,694	1,100,109
Earning assets	1,438,166	1,481,335	1,518,371	1,478,169
Deposits	1,362,362	1,379,510	1,361,049	1,315,758
Equity	105,381	105,584	133,240	135,365
Common equity	76,582	76,715	104,471	106,694

Selected Ratios:
Return on average assets (annualized)	0.32%	0.21%	-6.46%	-0.03%
Return on average equity (annualized) (a)	4.84%	3.28%	-81.32%	-0.40%
Return on average common equity (annualized) (a)	4.37%	2.20%	-105.37%	-2.13%
Average equity to average assets	6.59%	6.44%	7.95%	8.22%
Tangible equity to tangible assets (b)	6.56%	6.15%	5.98%	6.74%
Tangible common equity to tangible assets (b)	4.70%	4.36%	4.24%	5.00%
Net interest margin (annualized, tax-equivalent)	3.40%	3.16%	3.28%	3.40%
Efficiency ratio	76.69%	78.16%	106.73%	78.34%
Net charge-offs to average loans (annualized)	2.01%	1.99%	8.87%	1.24%
Nonaccrual loans to total loans	3.41%	4.01%	4.17%	6.24%
90 day accruing loans to total loans	0.17%	0.20%	0.23%	0.57%
Price to book (x)	0.44	0.38	0.26	0.32
Price to earnings (x)	10.72	15.75	N/A	N/A

First M&F Corporation
Financial Highlights

Historical Earnings Trends:		Earnings	Earnings
		Applicable to	Allocated to
		Common	Common
	Earnings	Stock	Shareholders	EPS
	(in thousands)	(in thousands)	(in thousands)	(diluted)
2Q 2010	1,272	833	826	0.09
1Q 2010	853	416	413	0.05
4Q 2009	(27,311)	(27,747)	(27,488)	(3.03)
3Q 2009	(136)	(571)	(580)	(0.06)
2Q 2009	(5,111)	(5,550)	(5,498)	(0.61)
1Q 2009	(27,241)	(27,395)	(27,089)	(2.99)
4Q 2008	(4,357)	(4,357)	(4,300)	(0.47)
3Q 2008	2,210	2,210	2,183	0.24
2Q 2008	(466)	(466)	(458)	(0.05)
1Q 2008	3,139	3,139	3,097	0.34
4Q 2007	3,561	3,561	3,517	0.38

Revenue Statistics:		Non-interest	Non-interest
	Revenues	Revenues to	Revenues to	Contribution
	Per FTE	Ttl. Revenues	Avg. Assets	Margin
	(thousands)	(percent)	(percent)	(percent) (c)
2Q 2010	35.1	29.98%	1.31%	60.37%
1Q 2010	34.4	32.66%	1.39%	60.22%
4Q 2009	32.8	26.09%	1.05%	60.22%
3Q 2009	34.4	29.81%	1.30%	60.64%
2Q 2009	31.2	29.92%	1.24%	56.11%
1Q 2009	32.3	29.81%	1.28%	58.85%
4Q 2008	32.8	26.90%	1.19%	62.36%
3Q 2008	34.4	29.16%	1.37%	61.78%
2Q 2008	33.4	28.13%	1.31%	61.00%
1Q 2008	33.7	29.03%	1.34%	59.68%
4Q 2007	34.3	27.31%	1.29%	61.21%

Expense Statistics:	Non-interest
	Expense to	Efficiency
	Avg. Assets	Ratio
	(percent)	(percent) (d)
2Q 2010	3.35%	76.69%
1Q 2010	3.32%	78.16%
4Q 2009	8.25%	106.73%
3Q 2009	3.41%	78.34%
2Q 2009	3.94%	95.10%
1Q 2009	7.65%	80.41%
4Q 2008	3.52%	79.29%
3Q 2008	3.29%	69.93%
2Q 2008	3.34%	71.85%
1Q 2008	3.25%	70.33%
4Q 2007	3.19%	67.78%

First M&F Corporation
Average Balance Sheets/Yields and Costs (tax-equivalent)
(In thousands with yields and costs annualized)
	QTD June 2010		QTD June 2009
	Average		Average
	Balance	Yield/Cost	Balance	Yield/Cost
Interest bearing bank balances	68,553	0.24%	9,339	0.06%
Federal funds sold	39,548	0.24%	23,959	0.23%
Taxable investments (amortized cost)	243,858	3.34%	250,023	4.00%
Tax-exempt investments (amortized cost)	41,696	6.01%	57,091	6.01%
Loans held for sale	6,363	2.90%	7,036	2.13%
Loans held for investment	1,038,148	6.08%	1,131,370	5.72%
Total earning assets	1,438,166	5.16%	1,478,818	5.30%
Non-earning assets	160,119		132,695
Total average assets	1,598,285		1,611,513

NOW	322,791	1.06%	280,952	1.42%
MMDA	143,445	1.13%	172,014	1.33%
Savings	113,983	1.28%	113,799	1.51%
Certificates of Deposit	559,825	2.40%	552,134	2.99%
Short-term borrowings	10,728	0.57%	9,013	1.08%
Other borrowings	111,440	4.82%	157,054	4.51%
Total interest bearing liabilities	1,262,212	2.01%	1,284,966	2.46%
Non-interest bearing deposits	222,318		184,716
Non-interest bearing liabilities	8,374		3,711
Preferred equity	28,931		28,608
Common equity	76,450		109,512
Total average liabilities and equity	1,598,285		1,611,513
Net interest spread		3.15%		2.84%
Effect of non-interest bearing deposits		0.30%		0.31%
Effect of leverage		-0.05%		-0.01%
Net interest margin, tax-equivalent		3.40%		3.16%
Less tax equivalent adjustment:
Investments		0.06%		0.09%
Loans		0.02%		0.01%
Reported book net interest margin		3.32%		3.06%

First M&F Corporation
Average Balance Sheets/Yields and Costs (tax-equivalent)
(In thousands with yields and costs annualized)
	YTD June 2009		YTD June 2009
	Average		Average
	Balance	Yield/Cost	Balance	Yield/Cost
Interest bearing bank balances	74,854	0.23%	12,748	0.12%
Federal funds sold	44,670	0.22%	34,331	0.23%
Taxable investments (amortized cost)	239,969	3.43%	220,730	4.40%
Tax-exempt investments (amortized cost)	44,105	5.99%	58,476	6.04%
Loans held for sale	8,920	2.81%	8,006	2.93%
Loans held for investment	1,047,113	6.00%	1,148,135	5.88%
Total earning assets	1,459,631	5.09%	1,482,426	5.46%
Non-earning assets	158,780		146,014
Total average assets	1,618,411		1,628,440

NOW	326,422	1.07%	272,382	1.40%
MMDA	145,276	1.11%	172,378	1.52%
Savings	113,126	1.30%	114,225	1.58%
Certificates of Deposit	568,309	2.45%	562,798	3.02%
Short-term borrowings	12,223	0.56%	9,585	1.20%
Other borrowings	121,573	4.81%	166,540	4.56%
Total interest bearing liabilities	1,286,929	2.05%	1,297,908	2.53%
Non-interest bearing deposits	217,756		182,474
Non-interest bearing liabilities	8,244		3,967
Preferred equity	28,900		21,504
Common equity	76,582		122,587
Total average liabilities and equity	1,618,411		1,628,440
Net interest spread		3.04%		2.93%
Effect of non-interest bearing deposits		0.30%		0.31%
Effect of leverage		-0.06%		0.01%
Net interest margin, tax-equivalent		3.28%		3.25%
Less tax equivalent adjustment:
Investments		0.07%		0.10%
Loans		0.01%		0.01%
Reported book net interest margin		3.20%		3.14%

First M&F Corporation
Notes to Financial Schedules

(a)	Return on equity is calculated as: (Net income attributable to First M&F Corp) divided by (Total equity)

Return on common equity is calculated as: (Net income attributable to First M&F Corp minus preferred dividends) divided by (Total First M&F Corp equity minus preferred stock)

(b)	Tangible equity to tangible assets is calculated as: (Total equity minus goodwill and other intangible assets) divided by (Total assets minus goodwill and other intangible assets)

Tangible common equity to tangible assets is calculated as: (Total First M&F Corp equity minus preferred stock minus goodwill and other intangible assets) divided by (Total assets minus goodwill and other intangible assets)

(c)
Contribution margin is calculated as: (Tax-equivalent net interest income plus noninterest revenues minus salaries and benefits) divided by (Tax-equivalent net interest income plus noninterest revenues)

(d)	Efficiency ratio is calculated as: (Noninterest expense) divided by (Tax-equivalent net interest income plus noninterest revenues)